Exhibit 3.4

PHILLIPS EDISON & COMPANY, INC.

ARTICLES OF AMENDMENT

Phillips Edison & Company, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to decrease the par value of the issued and outstanding shares of common stock of the Corporation (the “Common Stock”) from $0.03 par value per share to $0.01 par value per share and, thereby, reduce the aggregate par value of all authorized shares of Common Stock to $10,000,000.00 and reduce the aggregate par value of all authorized shares to $10,100,000.00.

SECOND: The amendment to the Charter as set forth above has been approved by a majority of the entire Board of Directors and the amendment is limited to a change expressly authorized by Section 2-605 of Maryland General Corporation Law to be made without action by the stockholders.

THIRD: There has been no increase in the authorized shares of stock of the Corporation effected by the amendment to the Charter as set forth above.

FOURTH: These Articles of Amendment shall become effective at 12:01 p.m. Eastern Time on July 2, 2021.

FIFTH: The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chairman and Chief Executive Officer and attested to by its General Counsel and Secretary on this 2nd day of July, 2021.

ATTEST:

By: /s/Tanya E. Brady
Name: Tanya E. Brady
Title: General Counsel and Secretary

PHILLIPS EDISON & COMPANY, INC.

By: /s/Jeffrey S. Edison
Name: Jeffrey S. Edison
Title: Chairman and Chief Executive
Officer